Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]   Definitive Proxy Statement

[X ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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IMPORTANT UPDATE REGARDING INVESCO GOLD & PRECIOUS METALS FUND

SPECIAL MEETING OF SHAREHOLDERS

Change from In-Person Special Meeting of Shareholders to Virtual Special Meeting of Shareholders on April 24, 2020 at 1:00 p.m. (Central Time)

Due to the potential adverse public health impact of the coronavirus outbreak (COVID-19), the location and format of the April 24, 2020 Special Meeting of Shareholders have been changed.

The Special Meeting of Shareholders will be held on the same date and time but will be held over the Internet in a virtual meeting format only. You will not be able to attend the Special Meeting in person.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format.  It may continue to be used to vote your shares in connection with the Special Meeting.  We encourage you to cast your vote prior to the meeting.

Accessing the Virtual Meeting – To access the virtual meeting, enter the following Virtual Shareholder Meeting link, www.meetingcenter.io/270913681.  To log-in to the virtual meeting you have two options: you can join as a “Guest” (Non-Shareholder) or you can join as a “Shareholder”.

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“Guest” (Non-Shareholder) Option – If you join as a “Guest”, you will need to provide the following password: INV2020.  You will also need to provide your name and email address when you enter.   However, you will be unable to vote your shares or ask questions at the meeting.

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“Shareholder” Option – If you join as a “Shareholder”, you will need to provide the following password: INV2020.  You will also need to provide the control number found on your proxy card or notice, or on the email you previously received. If you do not have your control number, you may attend the meeting as a “Guest” but you will be unable to vote your shares or ask questions at the meeting.

Shareholders of record as of the close of business on January 27, 2020 should have received the control number on their proxy card or notice, or on the email you previously received.

If you are not a shareholder of record but hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Virtual Special Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Invesco holdings, along with your name and email address, to Computershare Fund Services, as set forth below. Requests for registration must be labeled “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 21, 2020.  You will receive a confirmation email from Computershare of your registration.

Forward the email from your broker, or attach an image of your legal proxy, to: legalproxy@computershare.com

Invesco Gold & Precious Metals Fund

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you a Proxy Statement/Prospectus concerning an important proposal affecting your Fund, which will be considered at a Special Meeting of Shareholders of the Funds on April 24, 2020. This letter was sent because you held shares in the Fund on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card/voting instruction card.  Please have your proxy card/voting instruction card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card/voting instruction card. Please have your proxy card/voting instruction card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card/voting instruction card and then return it in the enclosed postage paid envelope.

The Proxy Statement/Prospectus we sent you contains important information regarding the proposal that you and other shareholders are being asked to consider. A copy of the Proxy Statement/Prospectus may be viewed or downloaded at the website listed on your proxy card/voting instruction card.  Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-438-4810.

Thank you for your prompt attention to this matter.  If you have already voted, we appreciate your participation.